Exhibit 10.18

FIRST AMENDMENT

TO

ASSIGNMENT, ASSUMPTION AND NOTE CONVERSION AGREEMENT

THIS FIRST AMENDMENT TO ASSIGNMENT, ASSUMPTION AND NOTE CONVERSION AGREEMENT (the “First Amendment”), effective as of September 12, 2024 (the “Amendment Date”), is among Longevity Biomedical, Inc., a Delaware corporation (the “Company”), FutureTech Partners LLC, a Delaware limited liability company (“Partners”), and FutureTech Capital LLC, a Delaware limited liability company (“Capital”).

RECITALS:

WHEREAS, the Company, Partners, and Capital previously entered into that certain Assignment, Assumption, and Note Conversion Agreement, dated January 25, 2023 (the “Agreement”), pursuant to which the parties thereto agreed that certain non-interest-bearing promissory notes payable by the Company (each a “Note” and collectively, the “Notes”) to Partners, as the case may be, would (i) be assigned from Partners to Capital and (ii) all outstanding Notes would be converted to shares of common stock of the Company upon the closing of certain transactions contemplated by an Agreement and Plan of Merger among Denali SPAC Holdco, Inc., Denali Capital Acquisition Corp., Denali SPAC Merger Sub, Inc., the Company, Longevity Merger Sub, Inc., and Bradford A. Zakes, as Seller Representative (the “Denali Merger Agreement”).

WHEREAS, Partners and Capital have provided additional funds to the Company since the effective date of the Agreement, and the Company has issued additional Notes to Partners and Capital, as the case may be;

WHEREAS, the Denali Merger Agreement has been terminated, and the Company has entered into that certain Agreement and Plan of Merger by and among FutureTech II Acquisition Corp., a Delaware corporation, the Company, LBI Merger Sub, Inc., a Delaware corporation, and Bradford A. Zakes, as Seller Representative (the “FutureTech Merger Agreement”);

WHEREAS, Partners desires to assign all of its rights under the Notes outstanding as of the Amendment Date to Capital, and Capital desires to assume all of Partners’ rights under each of such Notes; and

WHEREAS, Capital desires all of the outstanding Notes as of the Amendment Date be converted into, and thereafter represent, shares of Company Common Stock (as defined in the FutureTech Merger Agreement) upon the consummation of the Merger (as defined in the FutureTech Merger Agreement).

NOW, THEREFORE, in consideration of the premises and the mutual promises, representations, warranties and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

AMENDMENT:

(a) Partners and Capital hereby confirm that with the execution and delivery of this First Amendment, Capital shall be the holder of each outstanding Note described on Exhibit A of this First Amendment and Capital shall assume the obligations of Partners, if any, under the Notes from and after the date of such assignments.

(b) All references to “Denali SPAC Holdco, Inc.,” “Denali Capital Acquisition Corp.,” “Denali SPAC Merger Sub, Inc.,” or “Longevity Merger Sub, Inc.” shall hereby be removed and replaced with references to “FutureTech II Acquisition Corp.” or “LBI Merger Sub, Inc.,” as the case may be and as the context may so require.

(c) All references to the “Merger Agreement” in the Agreement shall hereby be updated to refer to the FutureTech Merger Agreement instead of the Denali Merger Agreement.

(d) Section 2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

Notwithstanding anything to the contrary in the Notes, upon written notice from the Company, but in any event at or prior to the Merger Effective Time (as defined in the Merger Agreement) (the “Conversion Date”), the aggregate outstanding principal amount of the Notes shall be automatically converted into shares of Company Common Stock calculated as follows: (i) in exchange for the first $6.215 million of principal amount of Notes outstanding as of the Conversion Date, that number of shares of Company Common Stock equal to 20% of the total number of shares of Company Common Stock to be outstanding immediately prior to the Merger Effective Time (the “Company Outstanding Shares”), plus (ii) in exchange for each additional $750,000 of principal amount of Notes outstanding as of the Conversion Date, that number of shares of Company Common Stock equal to an additional 1% of Company Outstanding Shares (collectively, the “Conversion Shares”). An example of the calculation of the number of Conversion Shares to be received upon conversion of the Notes and the determination of the resulting percentage ownership of Company Common Stock is attached hereto as Exhibit A. By virtue of such conversion and upon issuance of the Conversion Shares, the Notes shall be fully paid and satisfied, each of the Notes shall be cancelled, surrendered, released, extinguished, and of no further force and effect, and the Company shall have no further obligation to repay the Notes. The surrender, cancellation, release and extinguishment of the Notes is effective whether or not each such Note is delivered to and cancelled by the Company. Partners and Capital waive any right to repayment pursuant to the Notes following the Conversion Date or any other payment in connection with the Note, including without limitation in connection with any Event of Default thereunder, and further waive and release the Company from any and all claims Partner or Capital may have against the Company related to the Notes. Partners and Capital agree that all of their respective rights, title and interest arising under any of the Notes, or any written or oral agreements related to the Notes, and all of the Company’s obligations thereunder, are, effective as of the Conversion Date, canceled, terminated, released, extinguished, satisfied, discharged and of no further force or effect, with respect to the Company and any of the Company’s predecessors, affiliates, directors, officers, employees and any other parties related to the Company. The Conversion Shares shall be full and final consideration for the Notes. Each Note is hereby amended to the extent necessary to allow for such conversion as contemplated by this Agreement.

(e) Except as otherwise set forth herein, no terms or provisions of the Agreement are amended or modified by this First Amendment. The Agreement, as modified by the terms of this First Amendment, shall continue in full force and effect and all terms and conditions of the Agreement, as modified hereby, are hereby ratified and confirmed in all respects. In the event of any conflict between the terms of the Agreement and this First Amendment, this First Amendment shall control.

[SIGNATURES ON FOLLOWING PAGE]

The parties have caused this First Amendment to be executed and delivered by their duly authorized representatives, effective as of the Amendment Date.

LONGEVITY BIOMEDICAL, INC.

By:	/s/ Bradford A. Zakes
Name:	Bradford A. Zakes
Title:	President & CEO

FUTURETECH PARTNERS LLC

By:	/s/ Yuquan Wang
Name:	Yuquan Wang
Title:	Manager

FUTURETECH CAPITAL LLC

By:	/s/ Yuquan Wang
Name:	Yuquan Wang
Title:	Manager

[Signature Page]

EXHIBIT A

Conversion Calculation Example

[Exhibit A]